EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Liminatus Pharma, Inc. of our report dated May 6, 2025 (which includes an explanatory paragraph relating to Liminatus Pharma, LLC’s ability to continue as a going concern) relating to the financial statements of Liminatus Pharma, LLC appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
June 23, 2025